SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported): May 23, 2003

           Atlantic Coast Airlines Holdings, Inc.
     (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction     Number)  Identification
                 of                         No.)
           Incorporation)


       45200 Business Court, Dulles, VA           20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703)650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last Report)



Item 9.   Regulation FD Disclosure.

On  May  23,  2003, Atlantic Coast Airlines  Holdings,  Inc.
(ACA)  (NASDAQ/NM:  ACAI) issued a news  release  concerning
negotiations  with United Airlines, Inc.   (See  Exhibit  99
attached).

Statements in this press release and by company executives regarding its relationship with United Airlines, Inc. and regarding projections and expectations of future aircraft deliveries, availability of financing, future payments by United, operations, earnings, revenues and costs represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others: the extent to which the company accepts regional jet deliveries under its agreement with Bombardier, and its ability to delay deliveries or to settle arrangements with Bombardier regarding undelivered aircraft; United's decision to elect either to affirm all of the terms of the company's United Express Agreement, or to reject the agreement in its entirety, the timing of such decision, any efforts by United to negotiate changes prior to making a decision on whether to affirm or reject the contract, the ability and timing of agreeing upon rates with United, the company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United, the company's ability to collect post-petition amounts it believes are due from United for rate adjustments and United's ability to successfully reorganize and emerge from bankruptcy; the continued financial health of Delta Air Lines, Inc.; changes in levels of service agreed to by the company with its code-share partners due to market conditions, and willingness of finance parties to continue to finance aircraft in light of the United situation and of market conditions generally, the ability of these partners to manage their operations and cash flow, and ability and willingness of these partners to continue to deploy the company's aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and cost of product support for the company's 328JET aircraft; whether the company is able to recover or realize on its claims against Fairchild Dornier in its insolvency proceedings and unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11, the impact of the outbreak of Severe Acute Respiratory Syndrome on travel and from the slow economy which may impact the company, its code-share partners, and aircraft manufacturers in ways that the company is not currently able to predict. These and other factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. These statements are made as of May 23, 2003 and ACA undertakes no obligation to update any such forward-looking information, whether as a result of new information, future events, changed expectations or otherwise.



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES
                              HOLDINGS, INC.




Date:  May 23, 2003           By: /S/ David Asai
                              David Asai
                              Vice President, Chief
                              Accounting Officer